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                                                                Exhibit No. 1(e)

                            CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY
                                       OF
                              HOMESTEAD FUNDS, INC.

        Homestead Funds, Inc., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), hereby certifies:

        First:
        On October 23, 2000, the Corporation filed Articles Supplementary to its Articles of Incorporation.

        Second:
        Subsequently, the Corporation determined that there were typographical errors relating to the reclassification of authorized and unissued shares set forth in the Articles Supplementary filed October 23, 2000.

        Third:
        Accordingly, the Corporation's Articles Supplementary filed October 23, 2000 are hereby corrected in the following manner:

        The reference to "NASDAQ 100 Fund" in Paragraph 1 of the Corporation's Articles Supplementary is replaced by "NASDAQ-100 Index Tracking Stock(SM) Fund".



        IN WITNESS WHEREOF, this Certificate of Correction has been signed and acknowledged below by the President and attested to by the Vice-President of the Corporation on this 12th day of July, 2002.

                                            Homestead Funds, Inc.

                                            By: /s/Peter R. Morris
                                                --------------------------------
                                                Peter R. Morris
                                                President
                                                Homestead Funds, Inc.

Attest:

By: /s/Denise Trujillo
    --------------------------------
    Denise Trujillo
    Vice-President
    Homestead Fund, Inc.


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        I, Hope L. Saxton, Secretary to the Corporation, being duly sworn, do hereby acknowledge in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that the matters and facts set forth in the Certificate of Correction with respect to authorization and approval.

                                                /s/Hope L. Saxton
                                                -----------------------------
                                                Hope L. Saxton
                                                Secretary
                                                Homestead Funds, Inc.